Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

One & one Green Technologies. INC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share ("Class A Ordinary Shares")	(1)	457(o)		$	$18,000,001.88	0.0001381	$2,485.80
Fees to be Paid	Equity	Pre-Funded Warrants to purchase Class A Ordinary Shares	(2)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	(3)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Warrants to purchase Class A Ordinary Shares	(4)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	(5)	457(o)		$	$33,750,008.60	0.0001381	$4,660.88

Total Offering Amounts:							$51,750,010.48		7,146.68
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$7,146.68

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants (each Pre-Funded Warrant exercisable for one Class A Ordinary Share) offered and sold in the offering (plus the aggregate exercise price of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $18,000,001.88.

Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants (each Pre-Funded Warrant exercisable for one Class A Ordinary Share) offered and sold in the offering (plus the aggregate exercise price of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $18,000,001.88. No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(3)	The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants (each Pre-Funded Warrant exercisable for one Class A Ordinary Share) offered and sold in the offering (plus the aggregate exercise price of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $18,000,001.88. No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(4)	No separate registration fee is required for the Warrants pursuant to Rule 457(g) under the Securities Act.
(5)	Represents 3,325,124 Class A Ordinary Shares issuable upon exercise of 2,216,749 Warrants at an exercise price of $10.15 per share (125% of the assumed public offering price of $8.12). The proposed maximum aggregate offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants is $33,750,008.60. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.